Exhibit 99.1

Active Power, Inc
Supplemental Financial Information

	2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	2010 Total	Q1 2011

Product Revenue ($'000)
UPS systems	$25,837	$8,210	$6,642	$8,358	$7,862	$31,072	$9,315
Continuous power systems	6,075	579	4,509	1,210	6,857	13,155	4,672
Continuous infrastructure solutions	925	597	2,156	7,095	1,572	11,420	751
total product revenue	32,837	9,386	13,307	16,663	16,291	55,647	14,738

Service revenues	7,474	1,731	2,740	1,793	3,044	9,308	2,591
Total revenue	40,311	11,117	16,047	18,456	19,335	64,955	17,329

Megawatts of Critical Power Delivered		23.6	24.3	23.9	28.6	100.4	31.2
Revenue per MW of critical power delivered ('000)		$414	$491	$420	$568	$478	$480